Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

THIRD POINT LLC

By: Daniel S. Loeb, Chief Executive Officer

Date: June 25, 2018
	By:	/s/ William Song
Name: William Song
Title: Attorney-in-Fact

DANIEL S. LOEB

Date: June 25, 2018
	By:	/s/ William Song
Name: William Song
Title: Attorney-in-Fact

CLOUDBREAK AGGREGATOR LP

By: Third Point LLC, its investment manager

By: Daniel S. Loeb, Chief Executive Officer

Date: June 25, 2018
	By:	/s/ William Song
Name: William Song
Title: Attorney-in-Fact

FAR POINT LLC

By: Cloudbreak Aggregator LP, its managing member

By: Third Point LLC, its investment manager

By: Daniel S. Loeb, Chief Executive Officer

Date: June 25, 2018
	By:	/s/ William Song
Name: William Song
Title: Attorney-in-Fact

DAVID W. BONANNO

Date: June 25, 2018
	By:	/s/ William Song
Name: William Song
Title: Attorney-in-Fact